JOHN HANCOCK EQUITY TRUST
                              101 Huntington Avenue
                                Boston, MA 02199


John Hancock Signature Services, Inc.
1 John Hancock Way, Suite 1000
Boston, MA  02217-1000

         Re:  Master Transfer Agency and Service Agreement

Ladies and Gentlemen:

         Pursuant to Section 11.01 of the Amended and Restated Master Transfer Agency and Service Agreement dated as of June 1, 1998 between John Hancock Equity Trust (the "Trust") and John Hancock Signature Services, Inc. (the "Transfer Agent"), please be advised that the Trust has established a new series of its shares, namely, John Hancock Small Cap Fund (the "Fund"), and please be further advised that the Trust desires to retain the Transfer Agent to render transfer agency services under the Amended and Restated Master Transfer Agency and Service Agreement for the Fund in accordance with the fee schedule attached as Exhibit A.

         Please state below whether you are willing to render such services in accordance with the fee schedule attached as Exhibit A.

                                      JOHN HANCOCK EQUITY TRUST
                                      On behalf of
                                      John Hancock Small Cap Fund


ATTEST: /s/Susan S. Newton            By: /s/James A. Shepherdson
        ------------------              -------------------------
       Susan S. Newton                  James A. Shepherdson
       Senior Vice President            President and Chief Executive Officer
       and Secretary

Dated:  December 3, 2004


         We are willing to render transfer agency services to John Hancock Small Cap Fund in accordance with the fee schedule attached hereto as Exhibit A.


                                         JOHN HANCOCK SIGNATURE SERVICES, INC.


ATTEST:/s/Brian Langenfeld               By: /s/John Hatch
       -------------------                   --------------
       Brian Langenfeld                      John Hatch, Vice President


Dated:  December 3, 2004

S:\Corporate Secretary\FUNDS\Equity Trust\Small Cap Fund\Small Cap TA Agt Amendment.doc